LOAN MODIFICATION AGREEMENT

         THIS LOAN MODIFICATION AGREEMENT (this "Agreement") is entered into as of the date last signed below by and between AXEDA SYSTEMS OPERATING COMPANY, INC. ("Borrower") whose address is 277 Great Valley Parkway, Malvern, PA 19355 and SILICON VALLEY BANK ("Lender") whose address is 3003 Tasman Drive, Santa Clara, California 95054, and a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462.

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated June 25, 2003 and a schedule of terms attached thereto (the "Schedule")(as both may be amended from time to time, collectively, the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Line in the original principal amount of Two Million Dollars ($2,000,000) (the "Revolving Facility"). Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement dated June 25, 2003. Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS. Borrower and Lender have agreed to extend the maturity of the Revolving Facility, and otherwise modify the Loan Agreement, all as set forth in this Agreement.

         A. Modifications to Revolving Facility.

                  1. From and after the date hereof, the definition of "Trigger Event" set forth in Section 8 of the Loan Agreement, is amended and restated in its entirety as follows:

                           "Trigger Event" means the failure of Borrower to maintain at any time a sum of unencumbered cash plus Availability equal to or greater than (i) Two Million Dollars ($2,000,000), or (ii) in the event any amounts are outstanding for more than five (5) days in any three month period, Four Million Dollars ($4,000,000).

                  2.       From and after the date  hereof,  Section 4 of the
                           Schedule is amended and restated in its entirety as follows:

                           4. MATURITY DATE (Section 6.1): June 23, 2005.

                  3. From and after the date hereof, the Minimum Tangible Net Worth Covenant set forth in Section 5 of the Schedule are amended and restated in its entirety as follows:

                           Minimum Tangible Net Worth:

                           Borrower and Guarantor, collectively shall maintain a minimum Tangible Net Worth, to be tested quarterly, of not less than the sum of (a) and (b) as follows:

                                    (a) The amount as of the date listed below:

                                            Through - March 31, 2004 $2,500,000;
                                            April 1 - June 30, 2004 $ 500,000;
                                            July 1 - July 31, 2004 $ 1; August 1
                                            - August 31, 2004 ($900,000);
                                            September 1 - September 30, 2004
                                            ($500,000); and October 1, 2004 and
                                            thereafter ($1,500,000);

                                            plus

                                    (b) Eighty percent (80%) of the net proceeds from any issuance by the Borrower or Guarantor of equity or subordinate debt after the date hereof.

                  4. From and after the date hereof, the definition of Tangible Net Worth set forth in Section 5 of the
                           Schedule is amended to add a new subparagraph (C) as follows:

                           (C ) there shall be excluded from liabilities: all financing-related liabilities as set out in the consolidated balance sheet of Axeda Systems Inc. for the quarter being tested.

                  5. From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to mean the Compliance Certificate attached hereto.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. In consideration of Lender's agreement to extend the Revolving Facility, Borrower shall pay to Lender upon the execution of this Agreement, a commitment fee in the amount of Ten Thousand Dollars ($10,000) (the "Loan Fee"), plus all out-of-pocket expenses, including legal fees.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.



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

8. CONDITIONS. The effectiveness of this Agreement is conditioned upon Borrower's payment of the Loan Fee and all fees required under Section 5 of this Agreement.

9. WARRANT. Borrower shall, subject to Board approval from Axeda Systems Inc., deliver to Lender a warrant in form and substance acceptable to Lender, to purchase $20,000 of the common stock of Axeda Systems Inc., at an exercise price equal to $1.03 per share. Borrower shall use its best efforts to obtain such Board approval and to deliver such warrant on or before May 20, 2004. In the event the warrant is not approved and delivered to Lender by May 20, 2004, in consideration of Lender's agreement to waive the requirement that the warrant be delivered, Borrower shall on demand, pay Lender a non-refundable fee in the amount of $40,000.
                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]



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
         This Agreement is executed as of the date first written above.

BORROWER:                                           LENDER:

AXEDA SYSTEMS OPERATING COMPANY, INC.                SILICON VALLEY BANK


By: /s/ Thomas J. Fogarty                            By: /s/ John Atanasoff
        ------------------------------------             ---------------------
Name: Thomas J. Fogarty                            Name: John Atanasoff
     ---------------------------------------             ---------------------
Title: EVP & CFO                                  Title: Vice President
      --------------------------------------             ---------------------

The undersigned hereby consent to the modifications to the Indebtedness pursuant to this Loan Modification Agreement, consents to the terms of Paragraph 9 and hereby ratifies all the provisions of the Unconditional Guaranty and confirms that all provisions of that document are in full force and effect.


GUARANTOR:

AXEDA SYSTEMS INC.


By:  /s/ Thomas J. Fogarty                     Date: 5/12/04
    -----------------------                         -----------------
Name: Thomas J. Fogarty
Title: EVP & CFO


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